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                                                                    EXHIBIT 99.1



                         PRIVATE CAPITAL INVESTORS, INC.
                              511 N.E. 94th Street
                           Miami Shores, Florida 33138

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                                      PROXY
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         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRIVATE
CAPITAL INVESTORS, INC. FOR USE AT THE MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER ____, 2002 AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

         The undersigned, revoking all previous proxies, hereby appoints Stuart
D. Cooper, President and Chief Executive Officer of Private Capital Investors, Inc., as proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated below, all the shares of common stock of Private Capital Investors, Inc. held of record by the undersigned on November ___, 2002 at the meeting of shareholders to be held on December ___, 2002, or any adjournment or postponement thereof, with all the powers that the undersigned would possess if personally present as indicated below.

SHARES OF COMMON STOCK OF PRIVATE CAPITAL INVESTORS, INC. WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SHARES WILL BE VOTED FOR PROPOSAL 1 AND IN THE DISCRETION OF THE PROXY UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

The undersigned hereby acknowledges receipt of the Notice of the Meeting of Shareholders called for December ___, 2002, and a Joint Proxy Statement and Prospectus for the meeting.

                 Continued and to be voted and signed on reverse



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         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED.

The Board of Directors recommends that you vote FOR Proposal 1.

         (1) To approve a proposal to merge Private Capital Investors, Inc. with PCI Merge, Inc., a Florida subsidiary of the Canadian corporation ZIM Corporation.

                      For [  ]    Against [ ]     Abstain  [  ]






         Signature(s) of Stockholder(s):
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         Title:
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         Date:
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         Please sign exactly as your name(s) appear(s) above on this proxy. Only one signature is required in case of a joint account. If acting as executor, administrator, trustee, guardian, etc., you should so indicate when signing. Please mark, sign, date, and promptly return this proxy card using the enclosed envelope.